EXHIBIT 99.1

FreightCar America, Inc. Appoints Terence Rogers as Chief Financial Officer

New Financial Leader Brings Nearly 40 Years of Key Experience to the Company as it Completes its Repositioning and Looks Towards the Future

CHICAGO, Feb. 17, 2021 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) today announced that its Board of Directors has appointed Terence R. (Terry) Rogers as Vice President, Chief Financial Officer & Treasurer, effective February 15, 2021. Mr. Rogers has been serving as Interim Chief Financial Officer since January 2021, leading all the finance activities of the Company including business planning, budgeting, forecasting, treasury and information technology.

Jim Meyer, President and Chief Executive Officer, commented, “We are thrilled to have a person of Terry’s caliber join the permanent team. He is an extremely experienced financial leader and brings invaluable experience as we complete the remaining steps of our strategic repositions and look to pivot to long-term growth. We are on track to complete the transition of our production to Mexico in early 2021 and remain focused on achieving our goals to become the highest quality, lowest cost producer in the industry and build a manufacturing platform well positioned for the future.”

Terry Rogers, Chief Financial Officer of FreightCar America, added, “I am excited to be joining FreightCar America at such an important time in the Company’s history. Jim and the team have executed a comprehensive transformation of the business, which has significantly enhanced our competitive position. I look forward to the future of the Company, and believe we have the right strategy to complete the repositioning and return to long-term growth.”

Mr. Rogers has nearly 40 years of experience in finance, accounting and operations with a proven track record in strategic planning, corporate restructuring, accounting and investor relations. Prior to joining FreightCar America, Mr. Rogers was Executive Vice President and Chief Financial Officer at Roadrunner Transportation Systems from 2017 to 2019. Prior to joining Roadrunner, Mr. Rogers served as Executive Vice President and Chief Financial Officer of the Heico Companies from 2012 to 2017. Mr. Rogers also held various executive management positions at Ryerson, including Executive Vice President and Chief Financial Officer, over a 17-year period.

Mr. Rogers holds a Master’s Degree in Business Administration from the University of Michigan and a Bachelor’s Degree in Accounting from Illinois State University.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars, that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars, coal cars, and also specializes in the conversion of railcars for repurposed use. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the risk that our stockholders may not approve the issuance of the common stock underlying the warrant or that the term loan might not be funded; the Shoals facility, including the facility not meeting internal assumptions or expectations and unforeseen liabilities from Navistar; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

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